As filed with the Securities and Exchange Commission on September 17, 1996.
                                                       Registration No. 333-
- --------------------------------------------------------------------------------


- --------------------------------------------------------------------------------


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                         ------------------------------


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                       ----------------------------------


                            MID-ATLANTIC REALTY TRUST
               (Exact name of Registrant as specified in charter)

                                    Maryland
                        (State or other jurisdiction of
                         incorporation or organization)
                                      6798
                          (Primary Standard Industrial)
                           Classification Code Number)
                                   52-1832411
                         (I.R.S. Employer Identification
                                     Number)

                         1306 Concourse Drive, Suite 200
                               Linthicum, MD 21090
                                 (410) 684-2000
   (Address, including zip code and telephone number, including area code, of
                   Registrant's principal executive offices)

                MID-ATLANTIC REALTY TRUST 1995 STOCK OPTION PLAN
                            (Full title of the Plan)

                          F. Patrick Hughes, President
                            Mid-Atlantic Realty Trust
                          1306 Concourse Dr., Suite 200
                               Linthicum, MD 21090
                                 (410) 684-2000
            (Name, Address, including zip code, and telephone number,
                   including area code, of agent for service)

                                   Copies to:
                          Abba David Poliakoff, Esquire
                           Gordon, Feinblatt, Rothman,
                           Hoffberger & Hollander, LLC
                             233 East Redwood Street
                               Baltimore, MD 21202

                         -------------------------------


         Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

                          -----------------------------


                         CALCULATION OF REGISTRATION FEE
================================================================================================================================
    Title of securities        Number of Shares to      Proposed maximum          Proposed maximum             Amount of
     to be registered         be registered (2)          offering price        aggregate offering price (1)registration fee
                                                          per Share (1)
- --------------------------------------------------------------------------------------------------------------------------------
Common Shares of Beneficial    180,000 shares (2)             $9.75                  $1,755,000                 $605.17
Interest, $.01 par value
================================================================================================================================

(1) Estimated solely for purposes of determining the registration fee. The proposed maximum aggregate offering price per Share has been computed pursuant to Rule 457(h) based upon the market price of the Shares on September 13, 1996.

(2) Plus such additional number of Shares as may be issuable by operation of the anti-dilutional provisions of the Plan.

- --------------------------------------------------------------------------------


- --------------------------------------------------------------------------------

                 PART I. INFORMATION REQUIRED IN THE PROSPECTUS



Item 1.  Plan Information.

         Omitted pursuant to the instructions and provisions of Form S-8.



Item 2.  Registrant Information and Employee Plan Information.

         Omitted pursuant to the instructions and provisions of Form S-8.

                 PART II. INFORMATION NOT REQUIRED IN PROSPECTUS


Item 3.  Incorporation of Certain Documents by Reference.

         The following documents previously filed (File No. 1-12286) with the Securities and Exchange Commission ("Commission") by Mid-Atlantic Realty Trust ("MART") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act") are, as of their respective dates, hereby incorporated by reference in this Registration Statement:

                  (i) Annual Report on Form 10-K for the fiscal year ended December 31, 1995;

                  (ii) All other reports filed pursuant to Sections 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report referred to in (i) above;

                  (iii) Description of the Shares contained in MART's registration statement filed pursuant to Section 12 of the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

         All other documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the filing of a post-effective amendment which indicates that all of MART's common shares of beneficial interest (the "Shares") offered hereby have been sold or that all Shares then remaining unsold have been deregistered shall be deemed to be incorporated by reference in and made a part of this Registration Statement from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in a document subsequently filed modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


Item 4.  Description of Shares.

         Not Applicable.


Item 5.  Interests of Named Experts and Counsel.

         Not Applicable.

Item 6.  Indemnification of Trustees and Officers.

         Under Maryland law, a Maryland real estate investment trust is permitted to limit, by provision in its declaration of trust, the liability of trustees and officers so that no trustee or officer shall be liable to the trust or to any shareholder for money damages except (i) for and to the extent of actual receipt of an improper personal benefit in money, property or services, or (ii) for active and deliberate dishonesty established by a final judgment as being material to the cause of action. The Registrant's Declaration of Trust has incorporated these provisions.

         The Registrant's Declaration of Trust and Bylaws require the Registrant to indemnify its Trustees and officers to the fullest extent permitted under Maryland law. As a result, the Registrant is required to indemnify any present or former Trustee or officer against any claim or liability, including all judgments, penalties, fines, settlements and expenses, unless it is established that (i) his act or omission was committed in bad faith or was the result of active and deliberate dishonesty, (ii) he actually received an improper personal benefit in money, property or services or (iii) in the case of a criminal proceeding, he had reasonable cause to believe that his act or omission was unlawful. In addition, the Registrant is required to pay or reimburse, in advance of final disposition of a proceeding, reasonable expenses incurred by such person provided that the Registrant shall have received (i) a written affirmation by the Trustee or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by the Registrant, and
(ii) a written undertaking by or on his behalf to repay the amount paid or reimbursed by the Registrant if it shall ultimately be determined that the standard of conduct was not met. The Registrant's Declaration of Trust and Bylaws also require the Registrant to provide indemnification, payment or reimbursement of expenses to a present or former director or officer who served a predecessor of the Registrant in such capacity, and to any employee or agent of the Registrant or a predecessor of the Registrant, and permit the Registrant to provide such other and further indemnification or payment or reimbursement of expenses as may be permitted by Section 2-418 of the Maryland General Corporation Law for directors of Maryland corporations.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to Trustees and officers of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that, although the validity and scope of the governing statute has not been tested in court, in the opinion of the SEC, such indemnification is against public policy as expressed in such Act and is, therefore, unenforceable. In addition, indemnification may be limited by state securities laws.



Item 7.  Exemption from Registration Claimed.

         Not Applicable.

Item 8.  Exhibits.

Exhibit
Number            Description of Exhibits
- ------            -----------------------

4(a)              Declaration of Trust of the Registrant, dated June 29, 1993

4(b)              By-laws of the Registrant

5                 Opinion of Gordon, Feinblatt, Rothman, Hoffberger & Hollander,
                  LLC

23(a) Consent of Gordon, Feinblatt, Rothman, Hoffberger & Hollander, LLC (included in their opinion in Exhibit 5 hereto)

23(b)             Consent of KPMG Peat Marwick LLP


- -----------------------------

* Incorporated by reference to the Registrant's Registration Statement on Form S-11, File No. 33-66386

Item 9.  Undertakings.

         (1)  The undersigned Registrant hereby undertakes:

                  (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

                            (i) To include  any  prospectus  required by Section
10(a)(3) of the Securities Act of 1933;

                            (ii) To  reflect  in the  prospectus  any  facts  or
events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                            (iii)  To  include  any  material  information  with
respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement, provided, however, that the undertakings contained in paragraphs
(a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

                  (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (2) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Linthicum, Maryland, on September 13, 1996.

                                         MID-ATLANTIC REALTY TRUST


                                         By:   /s/ F. Patrick Hughes
                                            -----------------------------------
                                            F. Patrick Hughes, President

         Pursuant to the requirements of the Securities Act of 1933, this registration statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

         Signature                       Title                      Date


/s/ Leroy E. Hoffberger        Trustee, Chairman of the       September 13, 1996
- --------------------------     Board of Trustees
LeRoy E. Hoffberger

/s/ F. Patrick Hughes          Trustee, President -           September 13, 1996
- --------------------------     (Principal Executive
F. Patrick Hughes              Officer)


/s/ Paul Bollinger             Principal Financial Officer    September 13, 1996
- --------------------------
Paul Bollinger


/s/ David F. Benson            Trustee                        September 13, 1996
- --------------------------
David F. Benson


/s/ Marc P. Blum               Trustee                        September 13, 1996
- --------------------------
Marc P. Blum


/s/ Robert A. Frank            Trustee                        September 13, 1996
- --------------------------
Robert A. Frank


/s/ M. Ronald Lipman           Trustee                        September 13, 1996
- --------------------------
M. Ronald Lipman


/s/ Stanley J. Moss            Trustee                        September 13, 1996
- --------------------------
Stanley J. Moss


/s/ Daniel S. Stone            Trustee                        September 13, 1996
- --------------------------
Daniel S. Stone

                                  EXHIBIT INDEX



Exhibit
Number            Description of Exhibits                                                                   Page
- ------            -----------------------                                                                   ----

4(a)              Declaration of Trust of the Registrant, dated June 29, 1993                                *

4(b)              By-laws of the Registrant                                                                  *

5                 Opinion  of  Gordon,  Feinblatt,   Rothman,   Hoffberger  & Hollander, LLC                 EX-2

23(a)             Consent of Gordon, Feinblatt, Rothman, Hoffberger & Hollander, LLC                       --------
                  (included in their opinion)

23(b)             Consent of KPMG Peat Marwick LLP                                                           EX-5


- -----------------------------

*   Incorporated by reference

                                    Exhibit 5

                                      EX-1

                               September 10, 1996

Mid-Atlantic Realty Trust
1306 Concourse Drive, Suite 200
Linthicum, MD  21090

                   Re: Mid-Atlantic Realty Trust; Registration of 1995 Stock Option Plan on Form S-8

Ladies and Gentlemen:

          We have acted as counsel to Mid-Atlantic Realty Trust, a Maryland real estate investment trust (the "Trust"), in connection with the issuance by the Trust of up to 180,000 common shares of beneficial interest, par value $.01 per share (the "Shares"), under the Mid-Atlantic Realty Trust 1995 Stock Option Plan (the "Plan"), pursuant to the above-referenced Registration Statement (the
"Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), filed on this date by the Trust with the Securities and Exchange Commission.

          We have examined copies of (i) the Declaration of Trust of the Trust, certified by the State Department of Assessments and Taxation of Maryland, (ii) the Bylaws of the Trust, (iii) the Plan, and (iv) resolutions adopted by the Board of Trustees of the Trust relating to the matters referred to herein. We have also examined the Registration Statement and Exhibits thereto (collectively, with the documents described in the preceding sentence, referred to as the "Documents").

          In expressing the opinions set forth below, we have assumed, and so far as is known to us there are no facts inconsistent with, the following:

          1. Each of the parties (other than the Trust) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party's obligations set forth therein are legal, valid and binding and are enforceable in accordance with all stated terms except as limited (a) by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other laws relating to or affecting the enforcement of creditors' rights, or (b) by general equitable principles;

Mid-Atlantic Realty Trust
September 10, 1996
Page 2




          2. Each individual executing any Documents on behalf of a party (other than the Trust) is duly authorized to do so;

          3. Each individual executing any of the Documents is legally competent to do so; and

          4. All Documents submitted to us as originals are authentic. All documents submitted to us as certified or photostatic copies conform to the original documents. All signatures on all such Documents are genuine. All public records reviewed or relied upon by us or on our behalf are true and complete. All statements and information contained in the Documents are true and complete.

          Based on the foregoing, it is our opinion that when the terms of the sale of the Shares will be established in accordance with the terms of the Plan, the Shares will be duly issued in accordance with such terms and the consideration therefor shall have been paid in accordance therewith, the Shares will be validly issued, fully paid and nonassessable.

          The foregoing opinion is limited to the laws of the State of Maryland and we do not express any opinion herein concerning any other law. We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

          This opinion is being furnished to you for your benefit, and may not be relied upon by any other person without our prior written consent.

          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of the name of our firm therein. In giving this opinion, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act of 1933.

                                            Very truly yours,

                                            GORDON, FEINBLATT, ROTHMAN,
                                              HOFFBERGER & HOLLANDER, LLC

                                  Exhibit 23(b)

                                                                 Exhibit 23(b)

                              ACCOUNTANTS' CONSENT

The Board of Trustees
Mid-Atlantic Realty Trust:

We consent to the use of our report incorporated herein by reference.



                                                         KPMG Peat Marwick LLP


Baltimore, Maryland
September 13, 1996




C65452b.609

                                        EX-5